                                                                    EXHIBIT 11.1


                           HORIZON HEALTH CORPORATION

                       COMPUTATIONS OF EARNINGS PER SHARE


Year Ended August 31,
In Thousands, Except Per Share Amounts


                                                        1995        1996        1997
                                                        ----        ----        ----
SIMPLE

   Net income                                          $5,346      $6,776      $6,656
   Average outstanding shares                           5,110       6,558       6,929
                                                       ------      -----       ------
   Simple net income per share                         $ 1.05      $ 1.03      $ 0.96
                                                       ======      ======      ======

PRIMARY

   Net income                                          $5,346      $6,776      $6,656
   Average outstanding shares                           5,110       6,558       6,929
   Common stock equivalents assuming
      exercise of stock options                         1,191       1,310       1,133
                                                       ------      ------      ------

Shares for primary                                      6,301       7,868       8,062
                                                       ======      ======      ======

Primary net income per share (1)                       $ 0.85      $ 0.86      $ 0.83
                                                       ======      ======      ======

FULLY DILUTED

   Net income                                          $5,346      $6,776      $6,656
   Average outstanding shares                           5,110       6,558       6,929
   Common stock equivalents assuming
      exercise of stock options
                                                        1,203       1,331       1,139
                                                       ------      ------      ------
Shares for fully diluted                                6,313       7,889       8,068
                                                       ------      ------      ------
Fully diluted net income per share (1)                 $ 0.85      $ 0.86      $  .83
                                                       ------      ------      ------






(I) The calculations for primary and fully diluted net income per share are submitted in accordance with Regulation S-K Item 601(b)(11).